CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Columbia Managed Municipals Fund (formerly, Stein Roe Liberty Managed Municipals Fund), and Columbia High Yield Municipal Fund (formerly, Liberty High Yield Municipal Fund) (two of the portfolios constituting Columbia Funds Trust IX (formerly, Liberty-Stein Roe Funds Municipal Trust)) in the Columbia Managed Municipals Fund Class A, B and C Shares Prospectus, Columbia Managed Municipals Class Z Shares Prospectus, Columbia High Yield Municipal Fund Class A, B and C Shares Prospectus, and Columbia High Yield Municipal Fund Class Z Shares Prospectus, in the Introduction and under the caption "Independent Auditors of the Funds" in the Columbia Funds Trust IX Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 37 to the Registration Statement (Form N-1A, No. 2-99356) of our reports dated August 19, 2003 on the financial statements and financial highlights of Columbia Managed Municipals Fund and Columbia High Yield Municipal Fund, included in their respective Annual Reports dated June 30, 2003.




/s/Ernst & Young LLP

Boston, Massachusetts
October 27, 2003